UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 27, 2013 (August 26, 2013)
(Date of earliest event reported)

Akorn, Inc.
(Exact name of Registrant as specified in its charter)

Louisiana (State of Incorporation)	001-32360 (Commission File Number)	72-0717400 (IRS Employer Identification Number)

1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 26, 2013, Akorn, Inc., a Louisiana corporation (“Akorn”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Akorn Enterprises, Inc., a Delaware corporation and wholly-owned subsidiary of Akorn (“Purchaser”), and Hi-Tech Pharmacal Co., Inc., a Delaware corporation (“Hi-Tech”), providing for the merger of Purchaser with and into Hi-Tech, with Hi-Tech surviving the merger as a wholly-owned subsidiary of Akorn (the “Merger”). The Merger Agreement was unanimously approved by Akorn’s Board of Directors.

Agreement and Plan of Merger

The Merger Agreement provides for the terms and conditions of the Merger.  Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, each share of Hi-Tech’s common stock (the “Common Stock”), par value $0.01 (each a “Share”), issued and outstanding immediately prior to such time, other than treasury shares of Hi-Tech and shares of Common Stock owned by Hi-Tech, Akorn, Purchaser or any other wholly-owned subsidiary of Akorn or Hi-Tech (each of which will be cancelled), and other than shares of Common Stock as to which dissenters’ rights have been properly exercised, will be cancelled and converted into the right to receive $43.50 in cash (the “Merger Consideration”), without interest, less any applicable withholding taxes, upon surrender of the outstanding Shares.

In addition, Hi-Tech is required to take all actions necessary to cause each outstanding option, restricted stock grant, restricted stock subject to vesting or similar rights to purchase or acquire Shares (“Stock Rights”), whether or not vested, to be canceled in exchange for the right to receive a cash payment equal to the Merger Consideration, less the applicable exercise price of such Stock Right and any applicable withholding taxes, if any.

Pursuant to the Merger Agreement, the parties have made certain customary representations, warranties and covenants to each other, including using reasonable best efforts to take, or cause to be taken, all actions and do all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated thereby, including the satisfaction of each of the parties’ respective closing conditions set forth in the Merger Agreement.  Hi-Tech has also agreed to various covenants, including, among other things and subject to certain exceptions, (i) to conduct its business in the ordinary course of business consistent with past practices during the period between the execution of the Merger Agreement and the effective date of the Merger and not to engage in certain transactions during such period, and (ii) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative acquisition proposal.  However, prior to Hi-Tech’s stockholders adopting the Merger Agreement, Hi-Tech may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal.  Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, including providing Akorn with a four-business day notice period (or shorter period for subsequent notices) to match or improve upon any superior proposal, Hi-Tech may terminate the Merger Agreement to accept a superior proposal.

The completion of the Merger is subject to certain conditions, including, among others, (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), as amended, (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Hi-Tech, Akorn and Purchaser, respectively, (iii) compliance in all material respects by Hi-Tech, Akorn and Purchaser with their respective obligations under the Merger Agreement, (iv) the absence of any change or effect that, individually or in the aggregate, has had a Material Adverse Effect or Purchaser Material Adverse Effect (as such terms are defined in the Merger Agreement) and (v) the absence of any order, injunction or decree or any statute, rule or regulation that prohibits or makes illegal the consummation of the Merger.

In addition, pursuant to the Merger Agreement, Hi-Tech is required to seek the approval of the Merger by its stockholders at a meeting called for such purpose and will file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) within 20 (twenty) business days of the date of the Merger Agreement.

The Merger is expected to close in the first quarter of 2014.

The Merger Agreement contains termination rights for Hi-Tech, Purchaser and Akorn.  The Merger Agreement provides that Akorn will be required to pay Hi-Tech a termination fee of $41,639,000 if, on or prior to April 26, 2014, (i) the Merger Agreement is terminated by Hi-Tech as a result of a Financing Failure (as defined in the Merger Agreement) or (ii) the Merger Agreement is terminated as a result of a failure to obtain regulatory approval or clearance with respect to the HSR Act or other applicable antitrust laws.  In certain circumstances, Akorn has the right to extend the date on which the Merger Agreement automatically terminates to May 26, 2014.  In the event that Akorn exercises such right and the Merger Agreement is terminated after April 26, 2014 for either of the reasons set forth in the first sentence of this paragraph, Akorn will be required to pay Hi-Tech a termination fee of $48,045,000.

The Merger Agreement also provides that Hi-Tech will be required to pay Akorn a termination fee of $20,819,000 under certain circumstances, including if (i) Hi-Tech terminates the Merger Agreement due to the receipt of an unsolicited superior proposal or Akorn or Purchaser terminates the Merger Agreement due to a Change of Recommendation (as defined in the Merger Agreement); provided however, if Akorn or Purchaser terminates the Merger Agreement, or Hi-Tech stockholders fail to approve the Merger, as a result of a Change of Recommendation related to an Intervening Event (as defined in the Merger Agreement), Hi-Tech will be required to pay a termination fee of $32,030,000, or (ii) (a) the Merger Agreement is terminated because Hi-Tech’s stockholders fail to approve the Merger or because of certain Company breaches of the Merger Agreement, (b) a third party publicly discloses or makes known to the Board of Directors a bona fide alternative acquisition proposal prior to such termination and (c) Hi-Tech enters into or consummates an alternative acquisition agreement within 12 months of the termination of the Merger Agreement.

Further, the Merger Agreement provides directors and officers of Hi-Tech with certain indemnification rights following the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Akorn, Purchaser, Hi-Tech or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Akorn, Purchaser or Hi-Tech or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Akorn, Purchaser, Hi-Tech or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Akorn’s or Hi-Tech’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Akorn and Hi-Tech that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the SEC.

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Debt Financing Arrangements

Akorn has received a debt commitment letter (the “Debt Commitment Letter”) from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (collectively, the “Debt Commitment Parties”) to provide, subject to the conditions set forth in the Debt Commitment Letter, credit facilities (the “Credit Facilities”) to Akorn, consisting of: (a) up to $600 million in a senior secured term loan facility, with a term of seven (7) years (the “Term Loan”), and (b) up to $75 million of a senior secured revolving loan facility, with a term of five (5) years (the “Revolving Facility”).  The purpose of the Term Loan is to provide financing for the Merger, allow repayment of certain existing indebtedness of Hi-Tech, and pay related fees and expenses (including any original issue discount).  The Revolving Facility may be used by Akorn to fund working capital and for other corporate purposes.

The commitment of the Debt Commitment Parties with respect to the Credit Facilities expires upon the earliest to occur of (i) 11:59 p.m. New York City time on the Termination Date (as defined in the Merger Agreement), (ii) the date of the funding of the Credit Facilities and the consummation of the Merger, (iii) the closing of the Merger without the use of the Credit Facilities and (iv) the date on which the Merger Agreement shall be terminated prior to the closing of the Merger.  The documentation governing the debt financings has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in the Debt Commitment Letter. Under the terms of the Merger Agreement, each of Akorn and Purchaser has agreed to use its reasonable best efforts to arrange the debt financing on terms and conditions not materially less favorable (taken as a whole) than the terms and conditions described in the Debt Commitment Letter, and to arrange alternative financing if the debt financing under the Debt Commitment Letter becomes unavailable.

Although the debt financing described in this document is not subject to a due diligence or “market out,” such financing may not be considered assured.

Pursuant to the terms of the Debt Commitment Letter, the availability of the Credit Facilities is subject, among other things, to the consummation of the Merger in accordance with the Merger Agreement (including without any material amendment, waiver or consent of provisions thereof that are materially adverse to the lenders without the consent of the senior lead arrangers and the administrative agent), the absence of a “Target Material Adverse Effect” (which definition substantially conforms to the definition of “Material Adverse Effect” in the Merger Agreement), solvency of Akorn and its subsidiaries on a consolidated basis after giving effect to the Merger and the funding of the Credit Facilities, payment of required fees and expenses, the absence of certain types of other debt, delivery of certain historical and pro forma financial information and the negotiation, execution and delivery of definitive documentation.

Loans under each of the Credit Facilities are expected to bear interest, at Akorn’s option, at rates equal to an adjusted Eurodollar rate or an alternate base rate, in each case, plus a spread.

Voting Agreement

In connection with the entry into the Merger Agreement, the directors of Hi-Tech (collectively, the “Voting Stockholders”), have entered into a voting agreement with Akorn (the “Voting Agreement”).  Pursuant to the Voting Agreement, the Voting Stockholders agreed to vote their Shares in favor of, among other things, the Merger Agreement and against any (i) Acquisition Proposal (as defined in the Merger Agreement) or (ii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or would result in a breach of any covenant, representation or warranty or any other obligation of Hi-Tech contained in the Merger Agreement or of the Voting Stockholders contained in the Voting Agreement.  Pursuant to the Voting Agreement, each Voting Stockholder granted Akorn (or any senior executive officer thereof) an irrevocable proxy and power-of-attorney to vote their Shares or execute written consents in respect of their Shares in favor of the Merger and the approval of the Merger Agreement.  The Voting Stockholders together own approximately 14.3% of the outstanding Shares.  In addition, certain of the Voting Stockholders have agreed to seek the joinder of certain of their family members to the Voting Agreement.  Such family members together own approximately 4.3% of the outstanding Shares.  The Voting Agreement will terminate upon the earlier of (i) the closing date of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms.  In addition, the Voting Stockholders may terminate the Voting Agreement if there is a decrease or change of the Merger Consideration.  Akorn may terminate the Voting Agreement at any time.

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The Voting Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.  The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect Akorn’s and Hi-Tech’s respective businesses. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy conditions to completion of the Merger, including receipt of regulatory approvals; changes in the business or operating prospects of Hi-Tech; Akorn’s ability to obtain additional funding or financing to operate and grow Akorn’s business; the effects of federal, state and other governmental regulation on Akorn’s and Hi-Tech’s respective businesses; Akorn’s and Hi-Tech’s ability to obtain and maintain regulatory approvals for their respective products; Akorn’s and Hi-Tech’s success in developing, manufacturing, acquiring and marketing new products; the success of Akorn’s and Hi-Tech’s strategic partnerships for the development and marketing of new products; Akorn’s ability to successfully integrate acquired businesses and products; and the effects of competition from other generic pharmaceuticals and from other pharmaceutical companies.  Akorn and Hi-Tech provide additional information about these and other factors in the reports filed with the SEC, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Akorn and Hi-Tech’s annual reports on Form 10-K for the year ended December 31, 2012 and April 30, 2013, respectively. Except as required by applicable law, Akorn disclaims any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.  See attached exhibit index.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: August 27, 2013	By:	/s/ Joe Bonaccorsi
		Name:	Joe Bonaccorsi
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibits

2.1	Agreement and Plan of Merger, dated as of August 26, 2013, by and among Akorn, Inc., Akorn Enterprises, Inc., and Hi-Tech Pharmacal Co., Inc.

99.1	Voting Agreement, dated as of August 26, 2013, by and among Akorn, Inc. and the stockholders of Hi-Tech Pharmacal Co. party thereto